UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

CAPSTEAD MORTGAGE CORPORATION
 (Exact name of registrant as specified in its charter)

Maryland	001-08896	75-2027937
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8401 North Central Expressway Suite 800 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 874-2323

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On July 30, 2009 at 9:00 a.m. ET, Capstead Mortgage Corporation is hosting a conference call and audio webcast to discuss second quarter financial results with the investment community. A copy of the slide show presentation referenced and made available in connection with the conference call and audio webcast is attached hereto as Exhibit 99.1.

The conference call may be accessed by dialing toll free (877) 407-8033 in the U.S. and Canada or (201) 689-8033 for international callers. The replay will be available through Thursday, August 13, 2009 and can be accessed by dialing toll free (877) 660-6853 in the U.S. and Canada or (201) 612-7415 for international callers and entering account number 286 and conference ID 327428.

A live audio webcast of the conference call can be accessed in the investor relations section of the Company’s website at www.capstead.com or at www.investorcalendar.com. Please allow extra time prior to the call to download and install any needed audio software. An audio archive of the webcast will be available for approximately 60 days on the Company’s website at www.capstead.com.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(b)	Exhibits.

99.1	Investor presentation materials dated July 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

July 30, 2009

By:   /s/ Phillip A. Reinsch
         Phillip A. Reinsch
         Executive Vice President and
         Chief Financial Officer